UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2022

 Broadcom Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive,
San Jose,	California	95131-2313
(Address of principal executive offices including zip code)
(408)	433-8000
( Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The NASDAQ Global Select Market
8.00% Mandatory Convertible Preferred Stock, Series A, $0.001 par value	AVGOP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.07 Submission of Matters to a Vote of Security Holders.
The holders of Broadcom Inc.'s shares of common stock voted on the following matters at the 2022 Annual Meeting:
(1)To elect the nine director nominees named in the proxy statement until the next annual meeting of stockholders or until their successors have been elected;
(2)To ratify the appointment of PricewaterhouseCoopers LLP to serve as Broadcom’s independent registered public accounting firm for the fiscal year ending October 30, 2022; and
(3)To hold an advisory vote to approve the compensation of Broadcom’s named executive officers.

For each of these proposals a quorum was present. Each director nominee was elected and each of proposals 2 and 3 was approved by Broadcom's common stockholders.
The votes cast in connection with such matters were as follows:
(1)Election of director nominees:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Bryant	325,512,824	3,853,055	1,509,957	31,085,533
Gayla J. Delly	325,831,289	3,530,893	1,513,654	31,085,533
Raul J. Fernandez	325,714,899	3,626,335	1,534,602	31,085,533
Eddy W. Hartenstein	320,920,173	8,431,401	1,524,262	31,085,533
Check Kian Low	322,487,418	6,860,558	1,527,860	31,085,533
Justine F. Page	328,649,229	708,447	1,518,160	31,085,533
Henry Samueli	324,874,512	4,515,946	1,485,378	31,085,533
Hock E. Tan	328,730,023	680,515	1,465,298	31,085,533
Harry L. You	247,485,110	81,688,776	1,701,950	31,085,533

(2) Ratify the appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
357,124,928	3,267,197	1,569,244	0

(3) Advisory vote to approve the compensation of Broadcom's named executive officers:

For	Against	Abstain	Broker Non-Votes
264,250,284	64,806,548	1,819,004	31,085,533

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2022

Broadcom Inc.

By:	/s/ Kirsten Spears
Name:	Kirsten Spears
Title:	Chief Financial Officer